AMENDMENT
TO
MASTER CUSTODIAN AGREEMENT
     This amendment (the “Amendment”) to Master Custodian Agreement is made as of the 18th day of June, 2007 by and between each Fund listed on Appendix A and Investors Bank & Trust Company (“Bank”).
     WHEREAS, the parties hereto have entered into a Master Custodian Agreement (the “Agreement”) dated as of June 30, 2005, as amended; and
     WHEREAS, the parties hereto wish to amend Appendix A of the Agreement in order to add ten additional funds as covered parties to the Agreement.
     NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
1. Amendment of Appendix A. Appendix A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Appendix A attached hereto.
2. Except as modified hereby, the Agreement shall remain in full force and effect.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.
INVESTORS BANK & TRUST COMPANY

By:	/s/ Stephen DeSalvo
Name: Stephen DeSalvo
Title: Managing Director

ECLIPSE FUNDS
ECLIPSE FUNDS INC.
MAINSTAY VP SERIES FUND, INC.
THE MAINSTAY FUNDS
ICAP FUNDS, INC.

By:	/s/ Stephen P. Fisher

Name: Stephen P. Fisher
Title: President

MCMORGAN FUNDS

By:	/s/ Mark R. Taylor

Name: Mark R. Taylor
Title: President & Principal Executive Officer

Appendix A
to the
Master Custodian Agreement
(as of June 18, 2007)

Fund	Portfolio
The MainStay Funds	Capital Appreciation Fund
Common Stock Fund
Convertible Fund
Diversified Income Fund
Equity Index Fund
Global High Income Fund
Government Fund
High Yield Corporate Bond Fund
International Equity Fund
Large Cap Growth Fund
MAP Fund
Mid Cap Growth Fund
Mid Cap Value Fund
Money Market Fund
Small Cap Growth Fund
Small Cap Value Fund
Tax Free Bond Fund
Total Return Fund
Value Fund
Institutional Bond Fund
Principal Preservation Fund

Eclipse Funds	Mid Cap Opportunity Fund
Small Cap Opportunity Fund
Balanced Fund

Eclipse Funds Inc.	130/30 Core Fund
130/30 Growth Fund
130/30 International Fund
Retirement 2010 Fund
Retirement 2020 Fund
Retirement 2030 Fund
Retirement 2040 Fund
Retirement 2050 Fund
All Cap Growth Fund
All Cap Value Fund
Cash Reserves Fund
Conservative Allocation Fund
Floating Rate Fund
Growth Allocation Fund
Growth Equity Fund
Income Manager Fund
Indexed Bond Fund
Intermediate Term Bond Fund
Large Cap Opportunity Fund (as of July 29, 2005)
Moderate Allocation Fund
Moderate Growth Allocation Fund
S&P 500 Index Fund
Short Term Bond Fund

Fund	Portfolio
ICAP Funds, Inc.	MainStay ICAP Equity Fund
MainStay ICAP Select Equity Fund
MainStay ICAP International Fund

MainStay VP Series Fund, Inc.	Balanced Portfolio
ICAP Select Equity Portfolio
Bond Portfolio
Capital Appreciation Portfolio
Cash Management Portfolio
Common Stock Portfolio
Conservative Allocation Portfolio
Convertible Portfolio
Developing Growth Portfolio
Floating Rate Portfolio
Government Portfolio
Growth Allocation Portfolio
High Yield Corporate Bond Portfolio
Income and Growth Portfolio
International Equity Portfolio
Large Cap Growth Portfolio
Mid Cap Core Portfolio
Mid Cap Growth Portfolio
Mid Cap Value Portfolio
Moderate Allocation Portfolio
Moderate Growth Allocation Portfolio
S&P 500 Index Portfolio
Small Cap Growth Portfolio
Total Return Portfolio
Value Portfolio

McMorgan Funds	Balanced Fund
Equity Investment Fund
Fixed Income Fund
High Yield Fund
Intermediate Fixed Income Fund
Principal Preservation Fund